Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-270028) of Hess Midstream LP, and
(2)
Registration Statement (Form S-8 No. 333-235645) pertaining to the 2017 Long-Term Incentive Plan of Hess Midstream LP;

of our reports dated February 29, 2024, with respect to the consolidated financial statements of Hess Midstream LP and the effectiveness of internal control over financial reporting of Hess Midstream LP included in this Annual Report (Form 10-K) of Hess Midstream LP for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Houston, Texas

February 29, 2024